Exhibit 8.1

633 West 5th Street, Suite 4000 Los Angeles, California 90071

July 18, 2024

Board of Directors Mega Matrix Corp. 3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA 94306

Re:	Third Amended and Restated Agreement and Plan of Merger Between Mega Matrix Corp., a Delaware corporation, Mega Matrix Inc. (formerly known as MarsProtocol Inc.), an exempted company incorporated under the laws of the Cayman Islands, and MPU Merger Sub, Inc., a Delaware corporation

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Mega Matrix Corp., a Delaware corporation (the “Company”) and Mega Matrix Inc.(formerly known as MarsProtocol Inc.), an exempted company incorporated under the laws of the Cayman Islands (“MPU Cayman”) which is a wholly owned subsidiary of the Company, in connection with the transactions contemplated by the Third Amended and Restated Agreement and Plan of Merger dated May 31, 2024 (the “Agreement”), between the Company, MPU Cayman, and MPU Merger Sub, Inc., a Delaware corporation (“MPU Sub”), and MPU Cayman’s Registration Statement on Form F-4 initially filed on April 20, 2023, as amended and supplemented through the date hereof, with the Securities and Exchange Commission, (the “Registration Statement”). This opinion letter is provided pursuant to the requirements of Article V(g) of the Agreement. Unless otherwise stated herein, initial capitalized terms used herein have the meanings assigned to them in the Registration Statement.

1. Documents Reviewed

In connection with rendering this opinion, we have examined and are relying upon (without any independent investigation or review of any factual statements therein) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

1.	the Agreement; and

2.	the Registration Statement.

Items 1 and 2 are collectively hereinafter referred to as the “Transaction Documents.”

ARIZONA ● CALIFORNIA ● COLORADO ● CONNECTICUT ● DELAWARE ● FLORIDA ● GEORGIA ● ILLINOIS ● INDIANA ● KANSAS ● KENTUCKY ● LOUISIANA
MARYLAND ● MASSACHUSETTS ● MINNESOTA ● MISSOURI ● NEVADA ● NEW JERSEY ● NEW MEXICO ● NEW YORK ● NORTH CAROLINA ● OHIO
OREGON ● PENNSYLVANIA ● RHODE ISLAND ● TENNESSEE ● TEXAS ● UTAH ● VIRGINIA ● WASHINGTON ● WASHINGTON D.C. ● WEST VIRGINIA

Mega Matrix Corp.

July 18, 2024

In addition, in rendering the opinions expressed in this letter we have relied upon the representations, warranties and covenants contained in the Agreement and the representations contained in the Company Officer’s Certificate dated July 18, 2024, MPU Cayman Officer’s Certificate dated July 18, 2024, and MPU Sub’s Officer’s Certificate dated July 18, 2024 (collectively, the “Officers’ Certificates”), and in the Company Tax Representation Letter dated July 18, 2024, MPU Cayman Tax Representation Letter dated July 18, 2024, and MPU Sub’s Tax Representation Letter dated July 18, 2024 (collectively, the “Tax Representation Letters”). We have not independently verified any of the representations contained in the Officers’ Certificates or Tax Representation Letters.

In reaching the opinions set forth below, we have assumed, without any independent investigation or review, the following:

1. The documents submitted to us as originals are authentic, accurate, and complete, and the documents submitted to us as copies conform to the original documents, and all public records reviewed are accurate and complete;

2. Each of the parties to the Transaction Documents is validly existing and in good standing under the laws of the jurisdiction governing its organization;

3. Each of the parties to the Transaction Documents has duly and validly executed and delivered the Transaction Documents to which it is a signatory and each instrument, document, and agreement to be executed in connection with the Redomicile Merger to which such party is a signatory, and such party’s obligations set forth in the Transaction Documents (and each such instrument, document, and agreement executed in connection with the Redomicile Merger) are its valid, legal, and binding obligations, enforceable in accordance with their respective terms;

4. Each person executing the Transaction Documents, whether individually or on behalf of an entity, is duly authorized to do so;

5. All signatures on the Transaction Documents are genuine;

6. Each of the parties to the Transaction Documents has all requisite power and authority under all applicable laws, regulations, and governing documents to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party;

7. All conditions precedent to the effectiveness of the Transaction Documents, other that the delivery of this opinion, have been satisfied; and

8. The shareholders of the Company immediately prior to the Redomicile Merger owned all of the stock (by vote or value) of the Company, and immediately after the Redomicile Merger will own at least 80% of the stock (by vote or value) of MPU Cayman.

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com

Mega Matrix Corp.
July 18, 2024

In rendering this opinion, we have also assumed, without any independent investigation or review, that: (i) the Redomicile Merger will be consummated pursuant to and in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Agreement); (ii) the representations and statements concerning the Redomicile Merger and any parties thereto set forth in the Transaction Documents are true, complete and correct, and will remain true, complete and correct at all times up to and including the effective date of the Redomicile Merger (the “Effective Date”) and thereafter; (iii) any such representations or statements made in the Transaction Documents qualified by knowledge, intention, belief or any other similar qualification are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Date and thereafter, in each case as if made without such qualification; (iv) the parties to the Redomicile Merger have complied with and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Agreement; (v) the representations and statements in the Officers’ Certificates and Tax Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Date and thereafter; and (vi) the Company, MPU Cayman, and MPU Sub will treat the Redomicile Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason, or if the Redomicile Merger is consummated in a manner that is different from the manner described in the Transaction Documents, our opinion as expressed below may be adversely affected. We do not and will not assume, and we hereby disclaim, any obligation of any nature whatsoever to provide future updates of any of the opinions or qualifications set forth in this opinion letter.

Based on our review of the Transaction Documents, the Officers’ Certificates, and the Tax Representation Letters, and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Redomicile Merger to holders of shares of, and warrants to acquire, common stock in the Company.

The foregoing opinions are limited by the following qualifications:

1. These opinions are limited to the effect of the federal income tax laws of the United States of America, and we have expressed no opinion as the laws of any jurisdiction other than the federal income tax laws of the United States of America. We have not considered the effects of the transaction on stockholders of the Company under the income tax laws of the states in which they reside, and we have not considered the effects on the transaction, if any, of sales and use taxes or any state and local taxes.

2. We express no opinion as to the federal income tax consequences of the exchange of the Company’s common stock, or warrant to acquire common stock in the Company, by any individual who received or receives such shares as compensation and holds such shares as of the Effective Time subject to any restriction related to employment.

3. Changes to the Internal Revenue Code of 1986, as amended (“Code”), regulations, rulings thereunder, and changes by the courts and the interpretation of the authorities relied thereupon, may be applied retroactively and may affect the opinions expressed herein.

4. These opinions are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com

Mega Matrix Corp.
July 18, 2024

5. This opinion letter is based solely upon the Code, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and the judicial decisions with respect thereto, all as of the date hereof (collectively, the “Tax Laws”). No assurance can be given that the Tax Laws will not change, and we give no assurance that such changes will not affect the opinions expressed by us. We assume no obligation to supplement this opinion letter or any of our opinions if any applicable Tax Laws change after the date of this opinion letter, or if we become aware of any facts, circumstances, or events that might change any of the opinions expressed in this opinion letter after the date of this opinion letter. Moreover, these opinions are not binding on the Internal Revenue Service or a court considering the matters set forth in this opinion letter. Therefore, the Internal Revenue Service may take a contrary position than that of our opinions, and a court considering the issues may hold contrary to such opinions. In addition, our opinion is being delivered prior to the consummation of the Redomicile Merger and therefore is prospective and dependent on future events.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ LEWIS BRISBOIS BISGAARD & SMITH LLP LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com